UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549
                         SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No. 1)

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Filed by a Party other than the Registrant [ ]

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[ [ Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNISOURCE ENERGY CORPORATION
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               (Name of the Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                  UNISOURCE ENERGY CORPORATION

                     One South Church Avenue
                      Tucson, Arizona 85701

                                           May 4, 2001


      The following information supplements and amends the Notice of Annual Shareholders Meeting and the accompanying Proxy Statement (the "Proxy Statement"), each dated March 30, 2001, furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of UniSource Energy Corporation, an Arizona corporation ("UniSource Energy"), for use at its 2001 Annual Shareholders Meeting (the "Meeting"), to be held on Friday, May 11, 2001, at the Presidio Plaza Hotel, soon to be the Radisson Hotel, 181 West Broadway, Tucson, Arizona, and at any adjournment or postponement of the Meeting.

      The information contained in this Supplement should be read in conjunction with the Proxy Statement. There is no change in the time or place of the annual meeting or the record date to determine shareholders entitled to notice of and to vote at the annual meeting.

Change in Number of Directors
-----------------------------

     On May 3, 2001, Ira R. Adler, a director of UniSource Energy since July 1998, resigned from the Board and informed the Board that he has determined not to stand for re-election. The Board has determined not to nominate a substitute nominee. Pursuant to the provisions of UniSource Energy's by-laws, the Board has reduced the size of the Board from eleven to ten directors.

     Consequently, the Meeting's purpose will be to:

     1. elect 10 directors to the Board for the ensuing year; and

     2. consider any other matters which properly come before the Meeting.

      Mr. Adler is no longer a nominee for election to the Board.
All of the other nominees listed in the Proxy Statement have consented to serve if elected.

     No new proxy card is enclosed with this Supplement. A proxy card was delivered to you along with the Proxy Statement and that proxy card may still be used. A vote "For" the nominees listed on the proxy card will not be considered as a vote for Mr. Adler since he is no longer a nominee and has indicated that he will not serve if elected. Please vote, sign and return the proxy card previously sent to you as soon as possible, whether or not you expect to attend the Meeting. You may also vote by telephone or the Internet, as explained on the proxy card. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy at that time.

      If you have any questions about this Supplement or how to complete and return your proxy card, you should call UniSource
Energy at (520) 571-4000.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES.

     EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENVELOPE PREVIOUSLY SENT WITH THE PROXY, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

     FOR FURTHER INFORMATION CONCERNING THE NOMINEES FOR ELECTION
AS  DIRECTOR,  THE  OTHER  PROPOSALS TO COME  BEFORE  THE  ANNUAL
MEETING,  THE VOTING AND REVOCATION OF PROXIES AND  A  NUMBER  OF
OTHER MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT.

                                     By Order of the Board of
                                           Directors

                                     /s/ Vincent Nitido, Jr.
                                     -----------------------
                                         Vincent Nitido, Jr.
                                         Corporate Secretary